Exhibit 3.9

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)	Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20160238162-31
Filing Date and Time 05/26/2016 1:21PM
Entity Number C25630-1999

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1.	The name of the entity for which correction is being made:

Global Organics, Inc.

2.	Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations

3.	Filing date of the original document for which correction is being made: 03/02/2016

4.	Description of the inaccuracy or defect:

Subsequent to the filing of the Certificate of Amendment to change the name of the Corporation from Aurum Resource and Asset Management, Inc. to Global Organics, Inc., the change of name was denied by a regulatory authority. Accordingly, the name of the Corporation should revert back to Aurum Resource and Asset Management, Inc.

5.	Correction of the inaccuracy or defect:

Article I: The name of the corporation is Aurum Resource and Asset Management, Inc.

6.	Signature: (required)

X	President	May 26, 2016
Authorized Signature	Title*	Date

*If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction Revised: 1-5-15